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                                                                   EXHIBIT 10.15

                             [LOGO OF NEWCOM INC.]
                         DISTRIBUTOR PURCHASE AGREEMENT

This agreement is entered into as of ______________ (the "Effective Date"), between NEWCOM, INC., a Delaware corporation ("Seller"), and _______, a _________ corporation ("Distributor").

      Seller and Distributor agree as follows:

1.    Definitions.  Whenever used in the Agreement, the following terms will
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have the meanings set forth below:

      (a) "Products" means any and all items purchased or to be purchased by Distributor from Seller.

      (b) "Purchase Order" means a written purchase order provided to Seller setting forth the information described in Section 3(a).

2.    Appointment as Distributor.
      --------------------------

      (a) Seller hereby appoints Distributor as its non-exclusive, national distributor of the Products to market, promote, distribute and resell the Products to customers of the Distributor, either directly or indirectly. Seller will notify Distributor at least thirty (30) days prior to the date on which a new Product will be introduced and will make such new Product available to Distributor for distribution no later than the date it is first introduced in the market place.

      (b) Distributor reserves the right to set its resale pricing for the Products at its own discretion. Seller reserves the right to appoint other authorized distributors to resell the Products. Except as set forth in a Purchase Order submitted under this agreement which is not canceled as provided herein, Distributor shall not be obligated to purchase any of the Products from Seller and Distributor may purchase any Product, or a product similar to any Product, from any third party.

      (c) Distributor is hereby authorized to use trademarks and trade names of Seller and third parties used in connection with the Products, advertising, promoting or distributing of the Products. Distributor recognizes Seller or other third parties may have rights or ownership of certain trademarks, trade names, copyrights and patents associated with the Products. Distributor will act consistently with such rights and Distributor shall comply with any reasonable written guidelines provided by Seller of third parties relating to such trademarks, or trade name usage. Distributor will notify Seller of any infringement of which Distributor has actual knowledge. Distributor will discontinue use of Seller's trademarks upon termination of this Agreement, except as may be needed to sell or liquidate any final inventories of Products.

3.    Purchase Orders.
      ---------------

      (a) During the terms of this Agreement, Distributor shall from time to time place Purchase Orders for each type of Product ordered hereunder. Each Purchase Order shall set forth the following: (i) part number, revision level, quantity and price of the Products and co-op fund rate; (ii) delivery dates, delivery destinations and requirements regarding complete or partial shipments; (iii) delivery method and carrier; and (iv) billing information. Seller shall accept any Purchase Order that is in conformance with the terms and conditions of this Agreement and shall deliver to Distributor the Products ordered thereunder in accordance with Distributor's purchase orders. All purchases of Products shall be made solely pursuant to this Agreement and the items

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          to be printed on the Purchase Orders as noted above, notwithstanding any additional, conflicting or different terms printed on either party's purchase orders, acknowledgments, invoices or other documentation.

      (b) Distributor may cancel or reschedule any Purchase Order for Products or any line item of any Purchase Order with seven (7) days written notice prior to delivery of the Products by Seller. Distributor may cancel any Purchase Order for Products if such Products are not delivered by or before the ship date specified in the Purchase Order. Any Products delivered to Distributor pursuant to such canceled Purchase Order may be received, held and returned to Seller at Seller's risk and expense, and Seller shall issue to Distributor shall have the right to direct Seller to make shipment to the delivery destination by the most expeditious means available and the total cost of such expedited shipment will be borne by Seller and prepaid.

      (c) Distributor may issue Purchase Orders in order to evaluate Products or for use as Product demonstration units at no charge for thirty (30) days. After completion of such evaluation or demonstration use, Distributor may either purchase such Products or return such products to Seller at Distributor's expense.

4.    Delivery: Title and Risk of Loss. The Products shall be delivered to
      --------------------------------
Distributor at the delivery destination set forth in the Purchase Order on or before the delivery date specified therefore. Distributor shall notify Seller in writing of any shortage in any shipment within seven (7) days after Distributor's receipt of such shipment. Seller shall bear the expense of transporting the Products to Distributor, including any and all shipping, freight, insurance and any other expense of transportation. Title to and risk of loss of the Products shall pass to Distributor upon actual delivery of the Products to the correct carrier at the delivery point.

5.    Inspection and Acceptance. Distributor may inspect the Products prior to
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Distributor's acceptance thereof during the fifteen (15) day period after delivery to Distributor. Distributor's acceptance of each type of Product shall be based on the Products' complying with all manufacturer's published specifications and warranties applicable to such Product. Failure of Distributor to inspect the Products within such inspection period and to notify Seller of Distributor's rejection thereof and the specific grounds for such rejection within a reasonable time after the expiration of the inspection period shall constitute a waiver of Distributor's rights of inspection and shall be equivalent to acceptance of the Products, except with respect to latent defects, fraud and Seller's warranty obligations.

6.    Invoicing and Payments. Seller shall deliver an invoice for the Products
      ----------------------
ordered by Distributor under this Agreement on or after the date that Distributor accepts the Products. Each invoice shall contain the following information: Distributor's purchase order number, Distributor's part number, a description of the Products delivered, the revision level of the Products, quantities, and the unit prices. All payments for Products sold to Distributor under this Agreement will be made within thirty (30) days after the date of Distributor's receipt of invoice, unless other credit terms have been mutually agreed upon. Seller shall notify Distributor in writing of the scheduled shipment date for each shipment under a Purchase Order.

7.    Pricing.
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      (a) Distributor shall pay to Seller the price set forth on Seller's published price list current as of the date of the Purchase Order for each type of Product purchased from Seller hereunder. Seller may increase or decrease pricing to Distributor with thirty (30) days prior written notice of price changes. Distributor may make a last Purchase Order for Product units before the purchase price therefore increases.

      (b) Seller will provide Distributor with updated Product price lists as soon as Seller makes a Product price adjustment, but in no event less than monthly. Seller will grant Distributor a retroactive price credit for the full amount of any Seller price decrease for any Products purchased before the effective date of the price decrease that are

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          remaining in Distributor's inventory. Upon written request by Seller,
          Distributor will supply Seller with a list of all Products for which it claims such a credit. Seller will have reasonable audit rights to verify the accuracy of the claim.

      (c) Price Protection applies only to the reduction in the Retail Price listed in the NewCom Price Schedule, unless otherwise specified.

          Price Protection applies only to those units remaining in the Reseller's physical inventory as of the effective date of the price reduction. All claims must be submitted within forty five (45) days of the effective date of the published Price Reduction.

          Price Protection will not be applicable if the price change is a "Close-Out or "Phase-out" special, or whenever "No Price Protection" is indicated in a notification from NewCom. On hand inventory at notice of "close-out" or "Phase-out" will be price protected to close-out price.

          The credit will be the difference between the Net Amount invoiced (including Special Promotional Allowances, Discounts, Special Pricing, etc.) and the new reduced price. Claim procedures: The "Price Protection Claim Form" must be completed and validated by the authorized NewCom management for approval.

          NewCom reserves the right to verify the inventory for which credit is being requested.

      (d) Seller, at it's option, will offer the co-op program and advertising credit to Distributor. Distributor will provide Seller with backup documentation regarding Distributor's advertising and marketing activities with respect to co-op and advertising credits applied against amounts invoiced.

8.    Co-Op.
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      (a) Seller, at it's option will offer the co-op program and advertising credit to Distributor based on performance and subject to pre-approval based on 2% of gross sales. MDF might be available on a case by case basis.

      (b) All co-op claims submitted to NewCom must have proper backup documentation (ie: tear sheets, invoices, etc.) in order to receive credit. If improper documentation is received by NewCom, the co-op request will be rejected and the specific claim will be disallowed for accrual funding.

      (c) Co-op claims must be submitted within 60 days of the promotional event and must be applied against advertising expenses (ie: catalog, flyers, print, etc.) unless authorized by NewCom.

      (d) Co-op claims must be submitted to:

                     NewCom, Inc.
                     31166 Via Colinas
                     Westlake Village, CA 91362
                     ATTN: Marketing Coordinator

9.    Taxes. In addition to the purchase price, Distributor shall pay the amount
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of any federal, state or local sales, use, excise, or similar taxes applicable to the sale or to the Products sold, not measured by the income of Seller, or in lieu thereof, Distributor shall furnish Seller a properly executed tax exemption certificate. Any such taxes shall be separately itemized on Seller's invoice.

10.   Warranty.  Seller warrants as follows:
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      (a) Each Product furnished under the Agreement will be in conformity with and perform in accordance with the manufacturer's published specifications for such Product and shall be free from defects in design, material and workmanship for a period of one (1) year from the date of delivery of such Product. Beyond one (1) year, Product will be repaired or replaced.

      (b) The title hereunder conveyed shall be good and its transfer rightful, and the Products shall be transferred and delivered free from any and all security interests and other liens, claims and encumbrances.

      (c) None of the Products do or will infringe any patent, trademark, copyright, mask work right, license or other proprietary right of any third party. There are presently no claims or suits threatened or pending against the manufacturer of any Products alleging that any of the Products violate any patent, trademark, copyright, mask work right, license or other proprietary right of any third party to the knowledge of the Seller. Seller shall promptly notify Distributor in the event that such claims or suits arise after the Effective Date. Distributor's remedies for a breach of the non-infringement warranty set forth in this Section 10(c) shall be limited solely and exclusively to (1) the indemnification and other rights offered to Distributor under Section 12. The rights and remedies for breach of the non-infringement warranty described in this Section 10(c) are, with respect to one another, non-exclusive and the exercise of any one or more of such rights and remedies shall not preclude the exercise of other such rights and remedies, concurrently or otherwise.

      (d) THE WARRANTIES SET FORTH IN THIS SECTION 10 ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESSED, STATUTORY, OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


11.   Return of Products. Seller agrees to accept the return of products under
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   the following conditions. Distributor is required to obtain a pre-approved
   Return Material Authorization (RMA) number.

      (a) Distributor may return for credit, less any credits or price adjustments, all Products purchased within the previous sixty (60) days, that NewCom discontinues or removes from its published price listing. NewCom will provide Distributor with thirty (30) days advance notice of Product discontinuations.

      (b) The one (1) year warranty period described in Section 10(a) hereof on any repaired or replacement Product returned to Distributor under
          Section 10 shall be extended for a period of twelve (12) months from the date that Distributor receives the repaired or replacement Products form Seller.

      (c) Stock Rotation will be allowed for inventory up to 20% of the previous quarterly purchases amount of net invoices or material shipped by NewCom in the previous one hundred twenty (120) day period. All product returns must follow the RMA policy

      (d) If DOA product received within sixty (60) days of Distributor Sales Date exceeds 2% of quarterly sales, then NewCom shall pay freight charges for the return of product to NewCom. NewCom reserves the right to verify DOA products to verify the nature of the product being returned.

      (e) Multimedia Kits components (i.e. sound cards, speakers, CD-Rom etc.) which are returned will be treated as warranty or exchange of the product. No credit will issued.

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12.   Proprietary Right Indemnity.  Seller shall, at it own expense, defend,
      ---------------------------
indemnify and save Distributor, its agents and customers, harmless from all costs, losses, damages and liability, including, without limitation, attorneys' fees and any indirect, incidental, special and consequential damages, which may be incurred on account of any claims, suits or actions of infringement of any patent, copyright, mask work right, trade secret or other proprietary right of any third party arising out of the sale, use or other disposition of the Products, or any part of any Product, procured under the Agreement by Distributor, provided Seller is promptly notified of such claims, suits or actions and is given reasonable assistance in the defense thereof and all negotiations for its settlement or compromise. In the event of such a charge of infringement, Seller also shall either defend or settle, or both, all claims and pay all damages with respect to products of distributor previously sold or manufactured using infringing (or allegedly infringing) Products purchased from Seller and (a) obtain a license for Distributor, its agents and customers to continue the use of or to sell the infringing Product purchased form Seller; or
(b) replace or modify the infringing Product so as to perform in accordance with the specifications applicable to the infringing Product but be non-infringing; provided, however, that Seller shall promptly notify Distributor of the terms of any settlement offer and that Distributor shall approve any such settlement offer prior to its acceptance by Seller, which approval shall not be unreasonably withheld.

13.   Insurance.  Without in any way limiting Seller's indemnification
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obligations as set forth in this Agreement, Seller shall maintain Comprehensive
General Liability (Bodily Injury and Property Damage) Insurance in such amounts as is satisfactory to Distributor, including the following supplementary coverage: Personal Injury Liability with "employee" and "contractual" exclusions deleted; and Product and Completed Operations Liability. Seller shall provide certificates of all coverage to Distributor naming Distributor as additional insured and requiring thirty (30) days prior notice to Distributor before termination of any such insurance.

14.   Compliance with Applicable Laws.  The parties hereto have been, and shall
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continue to be, in material compliance with the provisions of all applicable federal, state and local laws, regulations, rules and ordinances applicable to the transactions governed by the Agreements, including, without limitation, The Equal Opportunity and Affirmative Action Clauses of 41 CFR 60-1.4(a), 60-250.4 and 60-741.4 which are hereby incorporated by reference and, upon request, any party hereto shall furnish the other party hereto a certificate to that effect. The parties agree to take the following actions as appropriate: (a) file SF.100 (60-1.7(a)); (b) certify absence of segregated facilities (60-1.8(b)); (c) prepare facilities (60-1.8(b)); and (d) prepare written affirmative action program (60-1.40(a), 60-250.5(a) and 60-741.5(a)). The applicable party shall prepare, maintain and file with all appropriate authorities such records and reports as pertain to the sale, use and characteristics of the Products as may be required by any federal, state or local law or regulation concerning the sale, use of characteristics of the Products or the end products of which the Products may be a part or component and shall provide the other party hereto with copies of and access to such records upon request.

15.   Effect of Termination.  Upon the termination date of this Agreement all
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rights and obligations granted under or imposed by the Agreement shall immediately cease and terminate, except as set forth in this Section 15, and except for the rights, duties and obligations set forth in Sections 7(b), 10, 11a, 12 and 14 of this Agreement. At its option, Distributor may elect to sell the remaining inventory of Seller's Products. If Distributor elects to return its remaining Product Inventory, in whole or in part, upon request Seller shall issue Distributor a credit or refund for the price paid for such Products by Distributor, less any credits and adjustments. Nothing contained in this section 15 shall be construed as granting Distributor the right to: (a) place a new Purchase Order for Products under the Agreement after the exercise of such termination right, or (b) extend delivery of the Products remaining to be delivered beyond the end of the delivery date therefore.

16.   Miscellaneous.
      -------------

      (a) Notices. All notices shall be in writing and shall be mailed by
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          certified or registered mail, return receipt requested, facsimile or hand delivered to the other party at the

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          address set forth below. Each notice to Seller or Distributor shall be addressed, until notice of change thereof, as follows:


If intended for Seller, to:

      ________________________________
      ________________________________
      ________________________________
      Attn:___________________________
      Facsimile Number:_______________

If intended for Distributor, to:

      NewCom, Inc.
      31166 Via Colinas
      Westlake Village, CA  91362
      Attn: Director of Sales and Marketing
      Facsimile Number: 818/597-3210

      (b) Severability. If one or more of the provisions of the Agreement shall
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          for any reason be held to be invalid, illegal or unenforceable by a court of competent jurisdiction, the same shall not affect any other provision of the Agreement, but the Agreement shall be construed as if such invalid, illegal or unenforceable provision, or part thereof, had never been contained therein.

      (c) Entire Agreement; Modification.  The Agreement constitutes the entire
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          agreement of the parties with respect to the subject matter thereof, notwithstanding any additional conflicting or different terms that may be contained in any quotation, acknowledgment, confirmation, purchase order, invoice or other form of either party. All prior and contemporaneous oral or written proposals, negotiations, representations and agreements are merged in the Agreement. The terms of the Agreement may not be amended or modified except by a further written agreement signed by the parties hereto specifically referencing the Agreement.

      (d) Assignment. The Agreement and the rights and obligations of the
          ----------
          thereunder may be assigned only upon the prior written approval of the parties thereto. The rights and obligations of the parties thereto will inure to the benefit of, will be binding upon, and will be enforceable by the parties thereto and their lawful successors, representatives and assigns.

      (e) Waiver. No failure or delay on the part of either party hereto in
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          exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or of any other right or remedy. No provision of this Agreement may be waived except in a writing signed by the party granting such waiver

      (f) Force Majeure. If the performance of any part of the Agreement by
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          Seller or Distributor is prevented or delayed by an act of civil or military authority (including governmental priorities), flood, fire, epidemic, war or riot, which cannot be averted or overcome by diligence ("Force Majeure Event"), the party affected shall be excused from such performance to the extent that party is prevented or delayed thereby, only during the continuance of any such Force Majeure Event; provided, however, that if such delay in performance extends for thirty (30) or more days, the other party, at it s discretion, may terminate without liability its obligations under the Agreement to the extent that the affected party's performance has been prevented or delayed.

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      (g) Governing Law; Jurisdiction. This Agreement shall be governed by and
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          construed in accordance with the laws of the state of California. The parties hereby agree that if Seller institutes a legal action regarding a claim arising out or relating to this Agreement such legal proceeding may be submitted to the state and federal courts sitting in Los Angeles, California. In addition, the parties hereby agree that if Distributor institutes a legal action regarding a claim arising out or relating to this Agreement such legal proceeding may be submitted to the state and federal courts sitting in Los Angeles, California.

      (h) Time of Essence.  TIME IS OF THE ESSENCE UNDER THE AGREEMENT.
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IN WITNESS WHEREOF, the parties hereto have caused Agreement to be executed and delivered by their duly authorized officers.


Seller:

- -----------------------------------
By:
   --------------------------------
Title:
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Distributor:
NEWCOM, INC.

By:
   --------------------------------
Title:
      -----------------------------
Date:
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